Exhibit 13.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the filing of the Annual Report on Form 20-F for the year ended December 31, 2024 (the “Report”) by DoubleDown Interactive Co., Ltd. (the “Company”), the undersigned, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, to his knowledge:
1.the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 21, 2025	/s/ Joseph A. Sigrist
Joseph A. Sigrist
Chief Financial Officer